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                                                                     EXHIBIT 8.2

                      [MCDERMOTT, WILL & EMERY LETTERHEAD]

                                  July 3, 2003

MCK Communications, Inc.
117 Kendrick Street
Needham, Massachusetts  02494

Ladies and Gentlemen:

         We are acting as counsel to MCK Communications, Inc., a Delaware corporation (the "Company"), in connection with the transaction contemplated by the Agreement and Plan of Merger dated as of April 21, 2003 (the "Merger Agreement"), by and among Verso Technologies, Inc. ("Purchaser"), Mickey Acquiring Sub, Inc., a Delaware corporation and directly-owned subsidiary of Purchaser ("Merger Sub"), and the Company, as amended by the First Amendment to the Agreement and Plan of Merger dated as of April 21, 2003 and the Second Amendment to the Agreement and Plan of Merger effective as of June 13, 2003. Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement.

         In this capacity, we have participated in the preparation and filing of a registration statement on Form S-4 pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Registration Statement"), including the Joint Proxy Statement/Prospectus of Purchaser and the Company (the "Proxy Statement"). We have examined the Merger Agreement (and all amendments thereto), the Proxy Statement, the representation letters of Purchaser and the Company, both dated July 3, 2003, which have been delivered to us for purposes of this opinion (the "Officers' Certificates"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that
(i) the merger of Merger Sub with and into the Company (the "Merger") will be consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated in the Proxy Statement, and, except as set forth in the First Amendment to the Agreement and Plan of Merger made as of April 21, 2003 and the Second Amendment to the Agreement and Plan of Merger effective as of June 13, 2003, none of the terms or conditions contained therein have been or will be modified in any respect relevant to this opinion, (ii) the statements concerning the Merger set forth in the Registration Statement and the other documents referred to herein are and, as of the effective time of the Merger, will be, true, accurate, and complete, (iii) the representations and other statements set forth in each of the Officers' Certificates are and, as of the effective time of the Merger, will be, true, accurate, and complete, (iv) any representation or other statement in the Officers' Certificates or the other documents



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MCK Communications, Inc.
July 3, 2003
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referred to herein made "to the best of the knowledge" or similarly qualified is and, at the effective time of the Merger, will be, in each case, correct without such qualification, (v) no actions have been (or will be) taken that are inconsistent with any representation or other statement contained in the Officers' Certificates, and (vi) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the effective time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. Other than obtaining the representations set forth in the Officers' Certificates, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations or other information on which we have relied in rendering our opinion is incorrect.

         Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and the Registration Statement, it is our opinion that the discussion contained in the Registration Statement under the caption "Material Federal Income Tax Consequences" regarding the U.S. federal income tax consequences of the Merger and the Special Dividend is correct as of the date hereof, to the extent it contains descriptions of applicable U.S. federal income tax law.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger, the other transactions contemplated by the Merger Agreement or the Special Dividend. In addition, no opinion is expressed as to any U.S. federal income tax consequence of the Merger, any other transaction contemplated by the Merger Agreement or the Special Dividend except as specifically set forth herein. This opinion expresses our view only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

         This opinion has been rendered at your request, is solely for your benefit in connection with the Merger and the Special Dividend and may not be relied upon by you in any other manner or by any other person and may not be furnished to any other person without our prior written approval.
Notwithstanding anything in the preceding



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MCK Communications, Inc.
July 3, 2003
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sentence to the contrary, you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Merger and the Special Dividend and all materials of any kind (including this and any other opinions or other tax analyses) that we have provided to you relating to such tax treatment and tax structure, provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws.

         We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger and the Special Dividend, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,


                                        /s/ McDermott, Will & Emery